                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



 As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in this registration statement.



                                               Arthur Andersen & Co.


Washington, DC
July 11, 1994